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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration No. 333-197955 and No. 333-202355 on Form S-8 and Registration Statement No. 333-203499 on Form S-3 of our report dated March 14, 2016, relating to the consolidated and combined financial statements and financial statement schedule of Moelis & Company and subsidiaries (the "Company") appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 14, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM